                                                                    Exhibit 99.8

                         TRUMBULL FINANCIAL CORPORATION
                                 REVOCABLE PROXY
                         SPECIAL MEETING OF SHAREHOLDERS

                                November 10, 1998

         The undersigned hereby appoints each of the Board of Directors of Trumbull Financial Corporation (the "Company"), and the survivor of each of them, with full powers of substitution, each to act, individually or together, as attorney and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company (the "Meeting"), to be held on November 10, 1998 at 10:00 a.m., and at any and all postponements or adjournments thereof, as follows:

1. Adoption of the Agreement and Plan of Merger, dated as of May 4, 1998, by and between Second Bancorp, Incorporated and Trumbull Financial Corporation and the Merger of Trumbull Financial Corporation with and into Second Bancorp Incorporated in accordance with Section 1701.78 of the Ohio Revised Code.

                  FOR               AGAINST               ABSTAIN
                  [ ]                 [ ]                   [ ]

         In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS OF TRUMBULL RECOMMENDS A VOTE "FOR" THE PROPOSAL STATED ABOVE.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS OF TRUMBULL KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

         THIS PROXY IS SOLICITED ON BEHALF OF THE TRUMBULL BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the Meeting or any adjournment thereof, and notify the Secretary of the Company at the Meeting of the shareholder's decision to terminate this Proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Meeting and a Prospectus/Joint Proxy

Statement dated September 25, 1998.

Dated: _________________, 1998



                                       -----------------------------------------
                                       SIGNATURE OF TRUMBULL SHAREHOLDER


                                       -----------------------------------------
                                       SIGNATURE OF TRUMBULL SHAREHOLDER


Please sign exactly as your name(s) appear(s) above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

               PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS
                   PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE